EXHIBIT 10.12

THIS CONVERTIBLE PROMISSORY NOTE AND THE STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT OR (2) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL TO THE HOLDER OF THESE SECURITIES, STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT.

ACRO, INC.
CONVERTIBLE PROMISSORY NOTE

$40,000
March 24, 2010

FOR VALUE RECEIVED, ACRO, INC. (the “Company”), a Nevada corporation duly organized under law, hereby absolutely and unconditionally promises to pay to the order of BioTech Knowledge LLC (the “Holder”) the principal sum of Forty Thousand US Dollars ($40,000), (“Principal Amount”) on March 24, 2011 (the “Maturity Date”), unless this Convertible Promissory Note (the “Note”) is earlier converted or prepaid pursuant to the terms hereof. The Company shall not withhold or deduct any amount of any kind from the payments payable to the Holder hereunder.

1.           Payment of Principal. Subject to the terms and conditions of this Note, the Company may pay this Note at any time prior to the Maturity Date by providing a thirty (30) day notice to the Holder. The Company will pay the Principal Amount in immediately available funds at the Holder’s known address or to such other address as Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon.

2.           Conversion.

(a)           Optional Conversion. At any time prior to the conversion or payment of this Note, this Note shall be automatically converted upon the receipt by the Company of a written election by the Holder to convert all or part of the Principal Amount into shares of the Company's Common Stock, par value $0.001 per share ("Common Stock") ("Optional Conversion").

(b)           Mandatory Conversion upon a Change of Control Event. If, prior to the Maturity Date, the Company effects a sale of all or substantially all of the Company’s assets or shares, or a merger, consolidation or other business combination of the Company with or into another entity (other than a wholly owned subsidiary) in which the Company’s shareholders immediately prior to such transaction do not hold a majority of the voting power of the surviving entity ("Change of Control Event"), the unpaid Principal Amount shall be automatically converted, immediately prior to the consummation of the Change of Control Event, into Common Stock.

(c)           Number of Securities.  The number of shares of Common Stock to be issued to the Holder upon conversion of any or all of the Principal Amount, as so elected by the Holder, shall equal to the unpaid Principal Amount on the conversion date, divided by US$0.008 (as shall be adjusted as a result of any share combination, split, revisers split, or any consolidation).

(d)           Mechanics of Conversion; Certificates for Conversion Shares. Upon any conversion pursuant to Sub-Section (a), the Company shall issue within fourteen (14) days the Common Stock to the Holder, provided that the Holder shall be deemed to be the holder of such Common Stock from the date of notice of conversion. Upon any conversion pursuant to Sub-Section (b), the Company shall issue immediately prior to the consummation of the Change of Control Event the Common Stock to the Holder. Any Common Stock issued by the Company under this Note shall be fully paid and non assessable.

 (e)           Fractional Shares. No fractional shares of the Company will be issued pursuant to this Note; any fractional amount resulting from conversion as described above shall be rounded up if one-half share or more, or down if less than one-half share.

3.           Default.  Notwithstanding the aforesaid, the entire unpaid Principal Amount, shall be due and payable at any time without any demand, immediately upon the earlier of any of the following events: (i) the Company files a petition for voluntary dissolution under applicable law, (ii) the Company makes an assignment for the benefit of creditors, (iii) within sixty (60) days after the filing of any involuntary proceeding under applicable law and such proceedings shall not have been vacated or stayed, (iv) the appointment of a receiver or trustee to take possession of all or a substantial portion of the property or assets of the Company, if such appointment is not terminated, dismissed or vacated within sixty (60) days after the appointment, or (v) the imposition of a lien on all or substantially all the assets of the Company which is not removed within sixty (60) days thereafter, other than in connection with a line of credit provided by a financial institution or the purchase or lease of equipment, in each case in the ordinary course of business.

Company shall notify the Holder in writing within 3 business days from the time such event first becomes known to it of any such event described above.

4.           General.

(a)           Successors and Assigns.  The Holder may not assign all or any portion of this Note, without the written consent of the Company.  The Company may not assign this Note, whether by operation of law, in connection with a Change of Control or otherwise, without the written consent of the Holder.  This Note, and the obligations and rights of the Company hereunder, shall be binding on and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors, and assigns.  Without limiting the foregoing, any successor and assign of the Holder shall be subject to the terms of this Note, including the limitations on transfer and the representations contained in this Note.

(b)           Notices.  All notices, requests, consents, and demands shall be made in writing and shall be deemed effectively given when delivered personally to the party to whom they are addressed or when deposited in the mail, by registered or certified mail, postage prepaid, addressed to the Company.

(c)           Governing Law; Venue. This Note and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the General Corporation Law of the State of Nevada as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the laws of the State of Israel, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Israel (without application of its conflicts of law principles). Any dispute arising out of, in connection with, or with respect to, this Note shall be adjudicated in the competent courts of the State of Israel and nowhere else.

(d)           Entire Agreement.  This Note embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and it supersedes all prior agreements, arrangements, understandings and undertakings, written or oral, relating to the subject matter hereof, if any. This Note may not be modified or amended except with the written consent of the Company and Holder.

(e)           Company’s Waivers. The Company hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

(f)           Failure. The failure by the Holder at any time to require performance of any provision hereof or to enforce any right with respect thereto shall in no manner affect its right at a later time to enforce the same and shall in no event be construed to be a waiver of such provision or rights, unless specifically made, in writing.

IN WITNESS WHEREOF, this Note has been executed and delivered, on the date and year first above written.

ACRO, INC.

By: /s/Gadi Aner
Name: Gadi Aner
Title: CEO and Chairman

AGREED AND ACCEPTED:

BIOTECH KNOWLEDGE LLC

By: /s/Ehud keinan
Name: Ehud Keinan
Title: Sole Member